UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2006

HAPS USA, INC.

(Exact name of registrant as specified in its charter)

Utah	000-32195	87-0319410
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5912 Bolsa Avenue, Suite 108, Huntington Beach, California 92649

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (714) 895-7772

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                          Changes in Registrant’s Certifying Accountant.

On February 14, 2006, the Board of Directors of HAPS USA, Inc. (“HAPS”) approved a change in its independent registered public accounting firm.  The Board of Directors approved the dismissal of Pritchett, Siler & Hardy, P.C. (“Pritchett”) as HAPS’s independent registered public accounting firm and the selection of McKennon, Wilson & Morgan, LLP as their replacement.

Pritchett’s report on the financial statements of HAPS for the last two fiscal years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope, procedure or accounting.

During HAPS’s two most recent fiscal years ended December 31, 2004 and the subsequent interim periods through February 13, 2006, there were no disagreements between HAPS and Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Pritchett’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on HAPS’s financial statements for such years, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

HAPS provided Pritchett with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of a letter dated February 15, 2006 from Pritchett, Siler & Hardy, P.C. stating its agreement with such statements.

In addition, during HAPS’s two most recent fiscal years ended December 31, 2004 and the subsequent interim periods through February 13, 2006, HAPS did not consult with McKennon, Wilson & Morgan, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HAPS’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01                                             Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

None.

(b)                                 Pro forma financial information.

None.

(c)                                  Exhibits.

Exhibit 16                                             Letter dated February 15, 2006, from Pritchett, Siler & Hardy, P.C.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAPS USA, INC.

Date: February 16, 2006	By:	/s/ Shinichi Kanemoto
Shinichi Kanemoto
Chief Executive Officer

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